UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 14, 2022

The 4Less Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55089	90-1494749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Mayflower, Las Vegas, NV 89030

(Address of principal executive offices)

Registrant’s telephone number, including area code     (702) 267-6100

not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLES	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

The 4Less Group, Inc. is referred to herein as “we”, “our”, or “us”.

Item 1.01 Entry into a Material Definitive Agreement.

We executed a Promissory Note, a securities purchase agreement, warrant agreement, and a security agreement (the “Transaction Documents”), with each of the following Accredited Investors (individually “Accredited Investor””), as summarized below:

On February 14, 2022, we executed Transaction Documents with an Accredited Investor providing for: (a) a principal loan in the amount of $1,200,000 with an annual interest rate of 12% and a 6 month Maturity Date;  (b) issuance of 1,200,000 warrants to purchase our common stock, par value $0.000001 per share, at an exercise price of $1.50 for a 5 year term; (c) issuance of 550,000 Commitment Shares; (d) issuance of 600,000 Extension Shares, which shares are returned to the Company for cancellation if the Company prepays or retires the Note on or prior to its Maturity Date and the Note does not otherwise go into default; and (e) a grant to the Accredited Investor of a first priority security interest in all of the Company’s assets and property.

On February 25, 2022, we executed Transaction Documents with an Accredited Investor providing for: (a) a principal loan in the amount of $350,000 with an annual interest rate of 12% and a 6 month Maturity Date; (b) issuance of 350,000 warrants to purchase our common stock, par value $0.000001 per share, at an exercise price of $1.50 for a 5 year term; (c) issuance of 160,416 Commitment Shares; (d) issuance of 175,000 Extension Shares, which shares are returned to the Company for cancellation if the Company prepays or retires the Note on or prior to its Maturity Date and the Note does not otherwise go into default; and (e) a grant to the Accredited Investors a Secured Party of a first priority security interest in all of the Company’s assets and property.

On February 25, 2022, we executed Transaction Documents with an Accredited Investor providing for: (a) a principal loan in the amount of $150,000 with an annual interest rate of 12% and a 6 month Maturity Date; (b) issuance of 150,000 warrants to purchase our common stock, par value $0.000001 per share, at an exercise price of $1.50 for a 5 year term; (c) issuance of 69,000 Commitment Shares; (d) issuance of 75,000 Extension Shares, which shares are returned to the Company for cancellation if the Company prepays or retires the Note on or prior to its Maturity Date and the Note does not otherwise go into default; and (e) a grant to the Accredited Investors a Secured Party of a first priority security interest in all of the Company’s assets and property.

On March 9, 2022, we executed Transaction Documents with an Accredited Investor providing for: (a) a principal loan in the amount of $200,000 with an annual interest rate of 12% and a 6 month Maturity Date; (b) issuance of 200,000 warrants to purchase our common stock, par value $0.000001 per share, at an exercise price of $1.50 for a 5 year term; (c) issuance of 92,000 Commitment Shares; (d) issuance of 100,000 Extension Shares, which shares are returned to the Company for cancellation if the Company prepays or retires the Note on or prior to its Maturity Date and the Note does not otherwise go into default; and (e) a grant to the Accredited Investor as a Secured Party (the Lender) of a first priority security interest in all of the Company’s assets and property.

On March 9, 2022, we executed Transaction Documents with an Accredited Investor providing for: (a) a principal loan in the amount of $200,000 with an annual interest rate of 12% and a 6 month Maturity Date; (b) issuance of 200,000 warrants to purchase our common stock, par value $0.000001 per share, at an exercise price of $1.50 for a 5 year term; (c) issuance of 92,000 Commitment Shares; (d) issuance of 100,000 Extension Shares valued at $50,000, which shares are returned to the Company for cancellation if the Company prepays or retires the Note on or prior to its Maturity Date and the Note does not otherwise go into default; and (e) a grant to the Accredited Investor as a Secured Party of a first priority security interest in all of the Company’s assets and property.

The above described debt transactions were originated as short-term bridge loans with the expectation to retire the debt with an expected capital raise in conjunction with a planned up-listing to NASDAQ.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.  We relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, for sales of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2022

The 4 Less Group Inc.

By: /s/ Timothy Armes

Timothy Armes

Chief Executive Officer